NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces Second Quarter 2026 Results; Increases Full-Year Guidance

•Second quarter sales grew 5.8% to $917 million, driven by 4.3% organic sales growth and 1.5% favorable foreign exchange, with organic growth in both business segments

•Second quarter GAAP EPS of $0.70 compared to $0.57 in the prior year quarter

•Second quarter adjusted EPS grew 20% over the prior year to $0.96; exceeded adjusted EPS guidance of $0.89, primarily driven by better-than-expected organic volume growth

•Strong cash flow generation in the quarter supported $50 million of debt repayment; expect to repay a total of $100 to $150 million during the full year 2026

•Increasing 2026 full year adjusted EPS guidance range to $3.10 to $3.25 from previous guidance of $2.93 to $3.17; updated full year adjusted EPS guidance range represents 10% to 15% growth over the prior year

CLEVELAND – August 6, 2026 – Avient Corporation (NYSE: AVNT), an innovator of materials solutions, today announced its second quarter results for 2026. Second quarter GAAP earnings per share (EPS) were $0.70 compared to $0.57 in the prior year quarter.

The company noted that in the second quarter 2026, GAAP EPS includes special items of $0.09 and intangible amortization expense of $0.17 compared to special items of $0.07 and intangible amortization of $0.16 in the second quarter 2025 (see attachment 1).

Second quarter 2026 adjusted EPS was $0.96 compared to $0.80 in the prior year quarter, reflecting 20% growth in adjusted EPS over the prior year.

"Our teams delivered another quarter of strong execution, generating organic growth and adjusted EBITDA margin expansion in each of our two business segments. By remaining close to our customers, proactively managing inflation and supply chain disruptions, we delivered profitable growth across the portfolio," said Dr. Ashish Khandpur, Chairman, President and Chief Executive Officer, Avient Corporation.

"Organic sales growth was driven by a combination of market share gains, new product innovation, and pricing actions. Our performance reflects the team’s execution of our strategy to intersect Avient’s capabilities with high growth secular trends while driving productivity improvements to enable both top-line growth and margin expansion. As a result, organic sales grew 4.3% and adjusted EBITDA margins expanded by 110 basis points to a record high 18.3%.” added Dr. Khandpur.

2026 Outlook

“Our teams once again demonstrated strong operational discipline to manage a volatile business environment while executing our strategy to drive long-term value creation. Supported by our year-to-date results and visibility into third quarter demand, we are increasing our full-year 2026 adjusted EBITDA guidance to $575 to $603 million and adjusted EPS guidance to $3.10 to $3.25, representing 10% to 15% adjusted EPS growth for the year,” said Joe Di Salvo, Senior Vice President and Chief Financial Officer.

“Strong cash generation continues to support both investment in growth and balance sheet improvement. We expect to repay a total of $100 to $150 million of debt during 2026, including $50 million repaid during the second quarter," said Mr. Di Salvo.

Dr. Khandpur added, "Our strategy continues to produce strong financial results, delivering earnings growth in both 2024 and 2025 and positioning us to deliver double-digit adjusted EPS growth in 2026. As we look ahead, we remain focused on balancing strong near-term execution and financial performance with targeted investments in our prioritized growth portfolios, while continuing to serve our customers with innovation, quality, and reliability that underpin long-term value creation."

Webcast Details

Avient will provide additional details on its 2026 second quarter and its 2026 full year outlook during its webcast scheduled for 8:00 a.m. Eastern Time on August 6, 2026.

The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in number and personal PIN. This information is required to access the conference call. The question-and-answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include organic performance (which excludes the impact of foreign exchange), adjusted EPS, adjusted operating income, adjusted EBITDA, adjusted EBITDA margins, free cash flow and adjusted free cash flow. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS, adjusted EBITDA and free cash flow, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs and associated recoveries, mark-to-market adjustments on pension and other post-retirement obligations, acquisition-related charges, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news.

About Avient

Our purpose at Avient Corporation (NYSE: AVNT) is to be an innovator of materials solutions that help our customers succeed, while enabling a sustainable world. Our local touch and customer engagement, combined with our global presence, allows us to serve customers with agility. We harness the collective strength of more than 9,000 employees worldwide to collaborate and build on each other's ideas. In doing so, we innovate solutions that help our customers overcome their challenges or capitalize on opportunities provided by the fast-changing world and secular trends. Our expanding portfolio of offerings includes colorants, advanced composites, functional additives, engineered materials, and Dyneema®, the world’s strongest fiber™. By intersecting our broad portfolio of technologies with the product roadmaps of our customers, we help create differentiated and high-performance products that make the world better and more sustainable. Visit www.avient.com to learn more.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the global credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; disruptions or inefficiencies in our supply chain, logistics, or operations; changes in laws and regulations in jurisdictions where we conduct business, including with respect to plastics and climate change; changes to foreign trade policy, including new or increased tariffs and changing import/export regulation; fluctuations in raw material prices, quality and supply, and in energy prices and supply; demand for our products and services; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures, cybersecurity breaches and cyberattacks; our ability to service our indebtedness and restrictions on our current and future operations due to our indebtedness; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation, geopolitical conflicts and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Avient Investor Relations
InvestorRelations@avient.com

Attachment 1
Avient Corporation
Reconciliation of Adjusted Net Income and Earnings Per Share (Unaudited)
(In millions, except per share data)

Senior management uses comparisons of adjusted net income attributable to Avient common shareholders and diluted adjusted earnings per share (EPS) attributable to Avient common shareholders, excluding special items, to assess performance and facilitate comparability of results. Further, as a result of Avient's strategic shift towards an innovator of materials solutions, it has completed several acquisitions and divestitures which have resulted in a significant amount of intangible asset amortization. Management excludes intangible asset amortization from adjusted EPS as it believes excluding acquired intangible asset amortization is a useful measure of current period earnings per share. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,
	2026		2025
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income attributable to Avient common shareholders	$64.8	$0.70	$52.6	$0.57
Special items, after-tax (Attachment 3)	8.2	0.09	5.7	0.07
Amortization expense, after-tax	15.3	0.17	15.2	0.16
Adjusted net income / EPS	$88.3	$0.96	$73.5	$0.80
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Six Months Ended June 30,
	2026		2025
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)	$	EPS(1)

Net income attributable to Avient common shareholders	$120.5	$1.31	$32.4	$0.35
Special items, after-tax (Attachment 3)	13.7	0.15	81.4	0.89
Amortization expense, after-tax	30.8	0.33	29.7	0.32
Adjusted net income / EPS	$165.0	$1.79	$143.5	$1.56
(1) Per share amounts may not recalculate from figures presented herein due to rounding

	Year Ended
	December 31, 2025
Reconciliation to Condensed Consolidated Statements of Income	$	EPS(1)

Net income attributable to Avient common shareholders	$81.9	$0.89
Special items, after-tax	116.4	1.27
Amortization expense, after-tax	60.7	0.66
Adjusted net income / EPS	$259.0	$2.82
(1) Per share amounts may not recalculate from figures presented herein due to rounding

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Sales	$917.0	$866.5	$1,764.4	$1,693.1
Cost of sales	609.4	588.6	1,184.2	1,152.0
Gross margin	307.6	277.9	580.2	541.1
Selling and administrative expense	195.2	181.8	372.0	444.3
Operating income	112.4	96.1	208.2	96.8
Interest expense, net	(22.3)	(24.7)	(44.3)	(51.6)
Other expense, net	(1.0)	(0.5)	(2.5)	(0.9)
Income before income taxes	89.1	70.9	161.4	44.3
Income tax expense	(23.4)	(17.4)	(39.9)	(10.7)
Net income	$65.7	$53.5	$121.5	$33.6
Net income attributable to noncontrolling interests	(0.9)	(0.9)	(1.0)	(1.2)
Net income attributable to Avient common shareholders	$64.8	$52.6	$120.5	$32.4

Earnings per share attributable to Avient common shareholders - Basic:	$0.71	$0.57	$1.31	$0.35
Earnings per share attributable to Avient common shareholders - Diluted:	$0.70	$0.57	$1.31	$0.35

Cash dividends declared per share of common stock	$0.2750	$0.2700	$0.5500	$0.5400

Weighted-average shares used to compute earnings per common share:
Basic	91.7	91.5	91.7	91.5
Diluted	92.2	91.8	92.2	91.8

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of sales:
Restructuring costs, including accelerated depreciation	$(1.6)	$(2.6)	$(4.8)	$(6.7)
Environmental remediation costs	(4.7)	(1.8)	(8.6)	(6.7)
Reimbursement of previously incurred environmental costs	—	0.6	0.3	1.9
Impact on cost of sales	(6.3)	(3.8)	(13.1)	(11.5)

Selling and administrative expense:
Restructuring and employee separation costs	(0.7)	(2.7)	(1.5)	(7.8)
Legal and other	(2.3)	(0.5)	(3.6)	(0.9)
Cloud-based enterprise resource planning system impairment	—	—	—	(86.3)
Impact on selling and administrative expense	(3.0)	(3.2)	(5.1)	(95.0)

Impact on operating income	(9.3)	(7.0)	(18.2)	(106.5)

Interest expense, net - financing costs	—	(0.3)	—	(2.0)

Impact on income before income taxes	(9.3)	(7.3)	(18.2)	(108.5)
Income tax benefit on special items	1.8	1.6	3.8	27.1
Tax adjustments(2)	(0.7)	—	0.7	—
Impact of special items on net income	$(8.2)	$(5.7)	$(13.7)	$(81.4)

Diluted earnings per common share impact	$(0.09)	$(0.07)	$(0.15)	$(0.89)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.2	91.8	92.2	91.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items and certain adjustments to uncertain tax position reserves and valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$425.6	$510.5
Accounts receivable, net	553.5	435.0
Inventories, net	443.0	367.2
Other current assets	111.3	88.2
Total current assets	1,533.4	1,400.9
Property, net	961.9	988.8
Goodwill	1,737.6	1,757.6
Intangible assets, net	1,420.8	1,492.4
Other non-current assets	351.1	385.9
Total assets	$6,004.8	$6,025.6

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$0.5	$0.5
Accounts payable	474.7	410.0
Accrued expenses and other current liabilities	331.7	435.8
Total current liabilities	806.9	846.3
Non-current liabilities:
Long-term debt	1,875.3	1,922.6
Deferred income taxes	278.1	285.7
Other non-current liabilities	594.5	584.7
Total non-current liabilities	2,747.9	2,793.0

SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,436.9	2,374.2
Noncontrolling interest	13.1	12.1
Total equity	2,450.0	2,386.3
Total liabilities and equity	$6,004.8	$6,025.6

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income	$121.5	$33.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.7	91.9
Cloud-based enterprise resource planning system impairment	—	71.6
Share-based compensation expense	4.1	4.6
Changes in assets and liabilities:
Increase in accounts receivable	(124.8)	(102.9)
Increase in inventories	(80.5)	(20.8)
Increase in accounts payable	69.0	1.4
(Decrease) increase in restructuring obligations	(11.1)	3.2
Decrease in incentive accruals	(2.3)	(40.6)
Environmental insurance recovery	—	34.0
Accrued expenses and other assets and liabilities, net	(13.3)	(14.3)
Net cash provided by operating activities	59.3	61.7

Investing activities
Capital expenditures	(41.3)	(39.5)
Net cash used in investing activities	(41.3)	(39.5)

Financing activities
Cash dividends paid	(50.4)	(49.4)
Payments on long-term borrowings	(50.0)	(50.2)
Other financing activities	(2.6)	(6.8)
Net cash used in financing activities	(103.0)	(106.4)
Effect of exchange rate changes on cash	0.1	14.2
Decrease in cash and cash equivalents	(84.9)	(70.0)
Cash and cash equivalents at beginning of year	510.5	544.5
Cash and cash equivalents at end of period	425.6	474.5

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Sales:
Color, Additives and Inks	$574.2	$538.6	$1,102.3	$1,058.3
Specialty Engineered Materials	343.9	329.7	664.1	638.1
Corporate	(1.1)	(1.8)	(2.0)	(3.3)
Sales	$917.0	$866.5	$1,764.4	$1,693.1

Gross margin:
Color, Additives and Inks	$205.2	$188.0	$383.9	$361.1
Specialty Engineered Materials	109.3	93.8	209.9	191.6
Corporate	(6.9)	(3.9)	(13.6)	(11.6)
Gross margin	$307.6	$277.9	$580.2	$541.1

Selling and administrative expense:
Color, Additives and Inks	$103.4	$97.7	$200.7	$192.2
Specialty Engineered Materials	56.6	53.6	109.8	104.3
Corporate	35.2	30.5	61.5	147.8
Selling and administrative expense	$195.2	$181.8	$372.0	$444.3

Operating income:
Color, Additives and Inks	$101.8	$90.3	$183.2	$168.9
Specialty Engineered Materials	52.7	40.2	100.1	87.3
Corporate	(42.1)	(34.4)	(75.1)	(159.4)
Operating income	$112.4	$96.1	$208.2	$96.8

Depreciation & amortization:
Color, Additives and Inks	$22.7	$22.4	$45.1	$44.1
Specialty Engineered Materials	23.1	22.4	45.7	43.9
Corporate	2.8	1.8	5.9	3.9
Depreciation & amortization	$48.6	$46.6	$96.7	$91.9

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$124.5	$112.7	$228.3	$213.0
Specialty Engineered Materials	75.8	62.6	145.8	131.2
Corporate	(39.3)	(32.6)	(69.2)	(155.5)
Other expense, net	(1.0)	(0.5)	(2.5)	(0.9)
EBITDA	$160.0	$142.2	$302.4	$187.8
Special items, before tax	9.3	7.3	18.2	108.5
Interest expense included in special items	—	(0.3)	—	(2.0)
Depreciation & amortization included in special items	(1.1)	(0.3)	(2.5)	(0.7)
Adjusted EBITDA	$168.2	$148.9	$318.1	$293.6

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses operating income before special items to assess performance and allocate resources because senior management believes that this measure is most useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes this measure is useful to investors because it allows for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to Condensed Consolidated Statements of Income	2026	2025	2026	2025

Sales	$917.0	$866.5	$1,764.4	$1,693.1

Gross margin - GAAP	307.6	277.9	580.2	541.1
Special items in gross margin (Attachment 3)	6.3	3.8	13.1	11.5
Adjusted gross margin	$313.9	$281.7	$593.3	$552.6

Adjusted gross margin as a percent of sales	34.2%	32.5%	33.6%	32.6%

Operating income - GAAP	112.4	96.1	208.2	96.8
Special items in operating income (Attachment 3)	9.3	7.0	18.2	106.5
Adjusted operating income	$121.7	$103.1	$226.4	$203.3

Adjusted operating income as a percent of sales	13.3%	11.9%	12.8%	12.0%

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation to EBITDA and Adjusted EBITDA:	2026	2025	2026	2025
Net income - GAAP	$65.7	$53.5	$121.5	$33.6
Income tax expense	23.4	17.4	39.9	10.7
Interest expense, net	22.3	24.7	44.3	51.6
Depreciation & amortization	48.6	46.6	96.7	91.9
EBITDA	$160.0	$142.2	$302.4	$187.8
Special items, before tax	9.3	7.3	18.2	108.5
Interest expense included in special items	—	(0.3)	—	(2.0)
Depreciation & amortization included in special items	(1.1)	(0.3)	(2.5)	(0.7)
Adjusted EBITDA	$168.2	$148.9	$318.1	$293.6

Adjusted EBITDA as a percent of sales	18.3%	17.2%	18.0%	17.3%

Attachment 7

Year Ended December 31,
Reconciliation to EBITDA and Adjusted EBITDA:	2025
Net income – GAAP	$83.6
Income tax expense	28.1
Interest expense, net	98.6
Depreciation & amortization	185.9
EBITDA	$396.2
Special items, before tax	152.2
Interest expense included in special items	(2.0)
Depreciation & amortization included in special items	(1.8)
Adjusted EBITDA	$544.6

Adjusted EBITDA as a percent of sales	16.7%